Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Brian Denyeau
AspenTech	ICR
+1 781-221-5273	+1 646-277-1251
david.grip@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the Fourth Quarter
and Fiscal Year 2017

Bedford, Mass. - August 10, 2017 - Aspen Technology, Inc. (NASDAQ: AZPN), the asset optimization software company, today announced financial results for its fourth quarter and fiscal year ended June 30, 2017.

“AspenTech reported fourth quarter and fiscal year 2017 financial results that exceeded expectations and were highlighted by a positive performance across all geographies and product suites,” said Antonio Pietri, President and Chief Executive Officer of AspenTech. “During the fourth quarter we made significant strides in bringing continued innovation to market. We successfully launched aspenONE v10, which will deliver increased value to our customers through enhanced functionality and capabilities. In addition, we saw positive momentum with our APM suite as we closed several transactions and continued to generate strong customer interest.”

Pietri added, “We believe AspenTech enters fiscal year 2018 with a strong and expanded product portfolio and a substantial growth opportunity, which positions us to execute successfully against our strategic objectives and continue to deliver significant long-term value to our shareholders.”

Fourth Quarter and Fiscal Year 2017 Business Highlights

•
Annual spend, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter, was $460 million at the end of fiscal 2017, an increase of 1.8% from March 31, 2017 and 4.1% from the end of fiscal 2016.

•
GAAP operating margin was 39.6% in the fourth quarter of fiscal 2017, compared to 43.1% in the fourth quarter of fiscal 2016. Non-GAAP operating margin was 46.1% in the fourth quarter of fiscal 2017, compared to 46.1% in the fourth quarter of fiscal 2016.

•	GAAP operating margin was 43.9% for fiscal year 2017, compared to 44.8% for fiscal year 2016. Non-GAAP operating margin was 48.8% for fiscal year 2017, compared to 49.3% for fiscal year 2016.

•	AspenTech repurchased approximately 1.3 million shares of our common stock for $75.0 million in the fourth quarter of fiscal 2017.

•	AspenTech repurchased approximately 7.3 million shares of common stock for $375.0 million in fiscal year 2017.

Summary of Fourth Quarter Fiscal Year 2017 Financial Results

AspenTech’s total revenue of $123.7 million increased 8.8% from $113.7 million in the fourth quarter of the prior fiscal year.

•	Subscription and software revenue was $115.4 million in the fourth quarter of fiscal 2017, an increase from $106.7 million in the fourth quarter of fiscal 2016.

•	Services and other revenue was $8.2 million in the fourth quarter of fiscal 2017, an increase from $7.0 million in the fourth quarter of fiscal 2016.

For the quarter ended June 30, 2017, AspenTech reported income from operations of $48.9 million, compared to income from operations of $49.0 million for the quarter ended June 30, 2016.

Net income was $54.4 million for the quarter ended June 30, 2017, leading to net income per share of $0.73, compared to net income per share of $0.41 in the same period last fiscal year.

Non-GAAP income from operations, which adds back stock-based compensation expense, amortization of intangibles associated with acquisitions, acquisition-related costs and non-capitalized acquired technology, was $57.0 million for the fourth quarter of fiscal 2017, compared to non-GAAP income from operations of $52.4 million in the same period last fiscal year. Non-GAAP net income was $59.1 million, or $0.79 per share, for the fourth quarter of fiscal 2017, compared to non-GAAP net income of $35.5 million, or $0.44 per share, in the same period last fiscal year.

During the quarter ended June 30, 2017, the company realized a $19 million tax benefit primarily resulting from the release of contingent tax reserves. The tax benefit resulted in a $0.26 per share benefit for both GAAP and non-GAAP net income per share in the quarter ended June 30, 2017.

AspenTech had cash and marketable securities of $102.0 million at June 30, 2017, compared to $101.7 million at the end of the prior quarter.

During the fourth quarter, the company generated $73.3 million in cash flow from operations and $76.8 million in free cash flow.

Summary of Fiscal Year 2017 Financial Results

AspenTech’s total revenue of $482.9 million increased 2.2% from $472.3 million for fiscal year 2016.

•	Subscription and software revenue was $453.5 million, an increase from $440.4 million for fiscal year 2016.

•	Services and other revenue was $29.4 million, compared to $31.9 million for fiscal year 2016.

For the fiscal year ended June 30, 2017, AspenTech reported income from operations of $212.0 million, an improvement from income from operations of $211.4 million for fiscal year 2016.

Net income was $162.2 million for the fiscal year ended June 30, 2017, leading to net income per share of $2.11, compared to net income per share of $1.68 for fiscal year 2016.

Non-GAAP income from operations was $235.8 million for fiscal year 2017, an improvement compared to non-GAAP income from operations of $232.7 million for fiscal year 2016. Non-GAAP net income was $177.4 million, or $2.30 per share, for fiscal year 2017, an improvement compared to non-GAAP net income of $155.8 million, or $1.87 per share, for fiscal year 2016.

For the fiscal year ended June 30, 2017, the company generated $182.4 million in cash flow from operations and $187.2 million in free cash flow.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, August 10, 2017, at 4:30 p.m. (Eastern Time), to discuss the company's financial results for the fourth quarter and fiscal year 2017 as well as the company’s business outlook.

The live dial-in number is (866) 604-6127 or (443) 961-0460, conference ID code 60952917. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 60952917, through September 10, 2017.
About AspenTech
AspenTech is a leading software supplier for optimizing asset performance. Our products thrive in complex, industrial environments where it is critical to optimize the asset design, operation and maintenance lifecycle. AspenTech uniquely combines decades of process modeling expertise with big data machine-learning. Our purpose-built software platform automates knowledge work and builds sustainable competitive advantage by delivering high returns over the entire asset lifecycle. As a result, companies in capital-intensive industries can maximize uptime and push the limits of performance, running their assets faster, safer, longer and greener. Visit AspenTech.com to find out more.
Forward-Looking Statements

The second and third paragraphs of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s failure to increase usage and product adoption of aspenONE offerings or grow the aspenONE APM business, and failure to continue to provide innovative, market-leading solutions; the demand for, or usage of, aspenONE software declines for any reason, including declines due to adverse changes in the capital-intensive process industries; unfavorable economic and market conditions or a lessening demand in the market for asset process optimization software; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2017 Aspen Technology, Inc. AspenTech, aspenONE, the Aspen leaf logo, Aspen Basic Engineering, Aspen Fidelis Reliability, Aspen Mtell, Aspen Unified PIMS and OPTIMIZE are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.
Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Subscription and software	$115,435	$106,701	$453,512	$440,408
Services and other	8,247	6,979	29,430	31,936
Total revenue	123,682	113,680	482,942	472,344
Cost of revenue:
Subscription and software	5,285	4,901	21,051	20,376
Services and other	6,829	6,830	26,415	28,235
Total cost of revenue	12,114	11,731	47,466	48,611
Gross profit	111,568	101,949	435,476	423,733
Operating expenses:
Selling and marketing	26,510	24,832	92,633	91,536
Research and development	21,953	16,754	79,530	67,152
General and administrative	14,157	11,391	51,297	53,664
Total operating expenses	62,620	52,977	223,460	212,352
Income from operations	48,948	48,972	212,016	211,381
Interest income	143	198	808	441
Interest (expense)	(1,066)	(868)	(3,787)	(1,212)
Other income (expense), net	21	1,976	1,309	29
Income before provision for income taxes	48,047	50,278	210,346	210,639
Provision for income taxes	(6,305)	16,952	48,150	70,688
Net income	$54,352	$33,326	$162,196	$139,951
Net income per common share:
Basic	$0.73	$0.41	$2.12	$1.69
Diluted	$0.73	$0.41	$2.11	$1.68
Weighted average shares outstanding:
Basic	74,294	81,282	76,491	82,892
Diluted	74,830	81,599	76,978	83,309

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited in thousands, except share data)

	June 30, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$101,954	$318,336
Short-term marketable securities	—	3,006
Accounts receivable, net	27,670	20,476
Prepaid expenses and other current assets	12,061	13,948
Prepaid income taxes	4,501	5,557
Total current assets	146,186	361,323
Property, equipment and leasehold improvements, net	13,400	15,825
Computer software development costs, net	667	720
Goodwill	51,248	23,438
Intangible assets, net	20,789	5,000
Non-current deferred tax assets	14,352	12,236
Other non-current assets	1,300	1,196
Total assets	$247,942	$419,738
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$5,467	$3,559
Accrued expenses and other current liabilities	48,149	36,105
Income taxes payable	1,603	439
Borrowings under credit agreement	140,000	140,000
Current deferred revenue	272,024	252,520
Total current liabilities	467,243	432,623
Non-current deferred revenue	28,335	29,558
Other non-current liabilities	13,148	32,591
Commitments and contingencies (Note 16)
Series D redeemable convertible preferred stock, $0.10 par value—Authorized—3,636 shares as of June 30, 2017 and 2016 Issued and outstanding—none as of June 30, 2017 and 2016	—	—
Stockholders' deficit:
Common stock, $0.10 par value—Authorized—210,000,000 shares Issued—102,567,129 shares at June 30, 2017 and 102,031,960 shares at June 30, 2016 Outstanding—73,421,153 shares at June 30, 2017 and 80,177,950 shares at June 30, 2016	10,257	10,203
Additional paid-in capital	687,479	659,287
Retained earnings (deficit)	156,520	(5,676)
Accumulated other comprehensive income	1,459	2,651
Treasury stock, at cost—29,145,976 shares of common stock at June 30, 2017 and 21,854,010 shares at June 30, 2016	(1,116,499)	(741,499)
Total stockholders' deficit	(260,784)	(75,034)
Total liabilities and stockholders' deficit	$247,942	$419,738

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited in thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Operating activities:
Net income	$54,352	$33,326	$162,196	$139,951
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,412	1,542	6,405	6,061
Net foreign currency losses (gains)	984	(5,087)	(1,036)	(3,666)
Stock-based compensation expense	4,493	3,414	18,800	15,727
Deferred income taxes	(5,455)	1,804	(4,286)	2,499
Provision for (recovery from) bad debts	(26)	86	199	260
Tax benefits from stock-based compensation	3,621	330	5,965	2,208
Excess tax benefits from stock-based compensation	(3,621)	(330)	(5,965)	(2,208)
Other non-cash operating activities	172	64	602	321
Changes in assets and liabilities, excluding initial effects of acquisitions:
Accounts receivable	7,464	869	(7,480)	9,382
Prepaid expenses, prepaid income taxes, and other assets	(6,069)	(9,552)	(2,421)	(6,106)
Accounts payable, accrued expenses, income taxes payable and other liabilities	(16,018)	1,094	(9,070)	(4,489)
Deferred revenue	32,039	17,289	18,477	(6,196)
Net cash provided by operating activities	73,348	44,849	182,386	153,744
Investing activities:
Purchases of marketable securities	—	—	(683,748)	—
Maturities of marketable securities	17,130	6,008	686,346	58,973
Purchase of property, equipment and leasehold improvements	(569)	(953)	(2,720)	(3,483)
Acquisition related deposits	—	255,067	—	—
Payments for business acquisitions, net of cash acquired	—	(8,000)	(36,171)	(8,000)
Payments for capitalized computer software costs	(279)	(269)	(405)	(269)
Net cash provided by (used in) investing activities	16,282	251,853	(36,698)	47,221
Financing activities:
Exercise of stock options	1,381	1,062	9,273	3,924
Repurchases of common stock	(75,849)	(75,476)	(371,491)	(178,604)
Payment of tax withholding obligations related to restricted stock	(1,418)	(1,076)	(5,764)	(4,480)
Excess tax benefits from stock-based compensation	3,621	330	5,965	2,208
Proceeds from credit agreement	—	—	—	140,000
Payments of credit agreement issuance costs	—	(120)	—	(1,707)
Net cash used in financing activities	(72,265)	(75,280)	(362,017)	(38,659)
Effect of exchange rate changes on cash and cash equivalents	37	4	(53)	(219)
Increase (decrease) in cash and cash equivalents	17,402	221,426	(216,382)	162,087
Cash and cash equivalents, beginning of year	84,552	96,910	318,336	156,249
Cash and cash equivalents, end of year	$101,954	$318,336	$101,954	$318,336

Supplemental disclosure of cash flow information:
Income tax paid, net	$23,794	$17,416	$65,536	$69,028
Interest paid	945	619	3,444	963

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows
(Unaudited in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Total expenses
GAAP total expenses (a)	$74,734	$64,708	$270,926	$260,963
Less:
Stock-based compensation (b)	(4,493)	(3,414)	(18,800)	(15,727)
Non-capitalized acquired technology (e)	(1,900)	—	(2,250)	(250)
Amortization of intangibles	(434)	—	(950)	(147)
Acquisition related fees	(1,261)	—	(1,754)	(5,213)

Non-GAAP total expenses	$66,646	$61,294	$247,172	$239,626

Income from operations
GAAP income from operations	$48,948	$48,972	$212,016	$211,381
Plus:
Stock-based compensation (b)	4,493	3,414	18,800	15,727
Non-capitalized acquired technology (e)	1,900	—	2,250	250
Amortization of intangibles	434	—	950	147
Acquisition related fees	1,261	—	1,754	5,213

Non-GAAP income from operations	$57,036	$52,386	$235,770	$232,718

Net income
GAAP net income	$54,352	$33,326	$162,196	$139,951
Plus:
Stock-based compensation (b)	4,493	3,414	18,800	15,727
Non-capitalized acquired technology (e)	1,900	—	2,250	250
Amortization of intangibles	434	—	950	147
Acquisition related fees	1,261	—	1,754	8,649
Less:
Income tax effect on Non-GAAP items (c)	(3,303)	(1,229)	(8,551)	(8,918)

Non-GAAP net income	$59,137	$35,511	$177,399	$155,806

Diluted income per share
GAAP diluted income per share	$0.73	$0.41	$2.11	$1.68
Plus:
Stock-based compensation (b)	0.05	0.05	0.24	0.19
Non-capitalized acquired technology (e)	0.03	—	0.03	0.01
Amortization of intangibles	0.01	—	0.01	—
Acquisition related fees	0.01	—	0.02	0.10
Less:
Income tax effect on Non-GAAP items (c)	(0.04)	(0.02)	(0.11)	(0.11)

Non-GAAP diluted income per share	$0.79	$0.44	$2.30	$1.87

Shares used in computing Non-GAAP diluted income per share	74,830	81,599	76,978	83,309

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows
(Unaudited in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Free Cash Flow
GAAP cash flow from operating activities	$73,348	$44,849	$182,386	$153,744

Purchase of property, equipment and leasehold improvements	(569)	(953)	(2,720)	(3,483)
Capitalized computer software development costs	(279)	(269)	(405)	(269)
Non-capitalized acquired technology (e)	1,400	—	2,246	1,250
Excess tax benefits from stock-based compensation (d)	3,621	330	5,965	2,208
Acquisition related fee payments	—	2,581	448	8,649
Litigation related (receipts) payments	(721)	960	(721)	3,040
Free Cash Flow	$76,800	$47,498	$187,199	$165,139

(a) GAAP total expenses
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Total costs of revenue	$12,114	$11,731	$47,466	$48,611
Total operating expenses	62,620	52,977	223,460	212,352
GAAP total expenses	$74,734	$64,708	$270,926	$260,963

(b) Stock-based compensation expense was as follows:
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Cost of services and other	$371	$341	$1,477	$1,390
Selling and marketing	715	804	3,652	4,351
Research and development	1,629	880	5,806	3,423
General and administrative	1,778	1,389	7,865	6,563
Total stock-based compensation	$4,493	$3,414	$18,800	$15,727

(c) The income tax effect on non-GAAP items for the three and twelve months ended June 30, 2017 and 2016 is calculated utilizing the Company's estimated federal and state tax rate.

(d) Excess tax benefits are related to stock-based compensation tax deductions in excess of book compensation expense and reduce our income taxes payable. We have included the impact of excess tax benefits in free cash flow to be consistent with the treatment of other tax activity.

(e) In the twelve months ended June 30, 2017 and March 31, 2016, we acquired technology that did not meet the accounting requirements for capitalization and therefore the cost of the acquired technology was expensed as research and development. We have excluded the expense of the acquired technology from non-GAAP operating income to be consistent with transactions where the acquired assets were capitalized. In the twelve months ended June 30, 2017 and 2016, we have excluded payments of $2.3 million and $1.3 million, respectively, for the non-capitalized acquired technology (including $0.5 million and $1 million, respectively of final payments related to non-capitalized acquired technology from prior fiscal periods) from free cash flow to be consistent with the treatment of other transactions where the acquired assets were capitalized.